Execution Version

Exhibit 10.3

COLLATERAL MANAGEMENT AGREEMENT

dated as of September 29, 2016

by and between

GARRISON FUNDING 2016-2 LTD.
as Issuer

and

GARRISON CAPITAL INC.
as Collateral Manager

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TABLE OF CONTENTS

(continued)

Page
Section 30. Execution in Counterparts.	39
Section 31. Provisions Separable.	39
Section 32. Gender.	40
Section 33. Communications with Rating Agencies.	40

Schedule I Investment Procedures

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COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 29, 2016, is entered into by and between Garrison Funding 2016-2 Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (together with successors and assigns permitted hereunder, the “Issuer”), and Garrison Capital Inc., a Delaware corporation (together with its successors and permitted assigns, the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an Indenture dated as of the date hereof (the “Indenture”), among the Issuer, Garrison Funding 2016-2 LLC, a limited liability company formed under the laws of the State of Delaware, as co-issuer (the “Co-Issuer”), and Deutsche Bank Trust Company Americas, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, as set forth in the Indenture, to the Trustee as security for the Secured Parties under the Indenture;

WHEREAS, the Issuer desires to appoint Garrison Capital Inc. as the Collateral Manager to provide the services described herein and Garrison Capital Inc. desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein set forth, the parties hereto agree as follows:

Section 1.                Definitions; Rules of Construction.

(a)                As used in this Agreement:

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Agreement” shall have the meaning set forth in the preamble.

“Cause” shall have the meaning set forth in Section 14(a).

“Client” means, with respect to any specified Person, any Person to whom, or account for which, the specified Person provides investment management services or investment advice.

“Co-Issuer” shall have the meaning set forth in the recitals hereto.

“Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Manager Indemnified Party” shall have the meaning set forth in Section 10(b).

“Collateral Manager Indemnifying Party” shall have the meaning set forth in Section 10(b).

“Collateral Manager Information” shall have the meaning set forth in Section 16(b)(v).

“Collateral Manager Notes” shall mean any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary authority.

“Cumulative Deferred Collateral Management Fee” shall have the meaning set forth in Section 8(d).

“Cumulative Deferred Senior Collateral Management Fee” shall have the meaning set forth in Section 8(d).

“Cumulative Deferred Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(d).

“Current Deferred Collateral Management Fee” shall have the meaning set forth in Section 8(d).

“Current Deferred Senior Collateral Management Fee” shall have the meaning set forth in Section 8(d).

“Current Deferred Subordinated Collateral Management Fee” shall have the meaning set forth in Section 8(d).

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“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” means, for any Payment Date, the sum, without duplication, of (i) the Daily Average Collateral Obligation Commitment Amount for such Payment Date, (ii) the daily average balance of the amounts on deposit in all Accounts (including Eligible Investments therein) representing Principal Proceeds for the Collection Period related to such Payment Date and (iii) the aggregate amount of all Principal Financed Accrued Interest.

“Final Offering Circular” shall mean the Offering Circular, dated as of September 26, 2016, with respect to the Secured Notes, as amended or supplemented.

“Force Majeure Event” shall have the meaning set forth in Section 10(j).

“Garrison Entities” shall have the meaning set forth in Section 14(a)(iii).

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indemnifying Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Investment Committee” shall have the meaning set forth is Schedule I.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Procedures” shall have the meaning set forth in Schedule I.

“Issuer” shall have the meaning set forth in the preamble.

“Issuer Indemnified Party” shall have the meaning set forth in Section 10(b).

“Issuer Indemnifying Party” shall have the meaning set forth in Section 10(b).

“Losses” shall have the meaning set forth in Section 10(b).

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of the Indenture, this Agreement or the Issuer’s Organizational Instruments or (c) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Organizational Instruments” shall mean the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company, or the certificate of incorporation and memorandum and articles of association (or the comparable documents for the applicable jurisdiction), in the case of a corporation.

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“Principal Transaction” shall have the meaning set forth in Section 5(a).

“Proceedings” shall have the meaning set forth in Section 22.

“Related Person” means, with respect to any Person, the direct or indirect owners of the equity interests therein, directors, officers, members, partners, employees, managers, agents and professional advisors thereof, including, with respect to the Collateral Manager, any investment adviser in which the Collateral Manager or any of its Affiliates has an economic or ownership interest.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Standard of Care” shall have the meaning set forth in Section 2(b).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Sub-Adviser” shall have the meaning set forth in Section 6.

“Sub-Collateral Management Agreement” shall have the meaning set forth in Section 6.

“Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets, (iii) amending, waiving and/or taking any other action commensurate with managing the Assets, (iv) instructing the Trustee with respect to any acquisition, disposition or tender of, or Offer with respect to, a Collateral Obligation, Equity Security or Eligible Investment by the Issuer and (v) any of the services set forth in Section 2.

“Trustee” shall have the meaning set forth in the recitals hereto.

(b)       Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture and the rules of construction set forth in Section 1.2 of the Indenture are hereby incorporated by reference herein.

Section 2.                General Duties and Authority of the Collateral Manager.

(a)                Subject to Sections 2(b), 2(d), 5 and 10 and to the applicable provisions of the Indenture, the Collateral Manager agrees, and is hereby authorized, to provide the following services to the Issuer:

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(i)                 select the Collateral Obligations and Eligible Investments to be acquired and select the Collateral Obligations, Equity Securities and Eligible Investments to be sold or otherwise disposed of by the Issuer;

(ii)               invest and reinvest the Assets in accordance with the Indenture, the Issuer’s Organizational Instruments, investment guidelines and applicable law;

(iii)             instruct the Trustee with respect to any acquisition, disposition, or tender of, or Offer with respect to, a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer; and

(iv)             perform all other tasks and take all other actions that are specified in the Indenture, the Collateral Administration Agreement or this Agreement.

Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, in each instance in which notice or any other information must be made available to S&P for purposes of satisfying the Rating Agency Condition, or as otherwise required under any Transaction Document, such notice or information may only be made available by the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture in a manner which is consistent with the terms hereof and of the Indenture.

Notwithstanding anything to the contrary in this Section 2(a), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; or (iii) the Collateral Manager having direct contact with, or actively soliciting or finding outside investors to invest in the Issuer.

(b)               The Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer in connection with performing its obligations set forth herein. Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Manager shall in rendering its services as Collateral Manager use a degree of skill and attention no less than that which (i) would be exercised by a prudent institutional portfolio manager in connection with the servicing and administration of similar assets under similar circumstances and (ii) each of the Collateral Manager and its Affiliates exercises with respect to comparable assets that it manages for itself and for others having similar investment objectives and restrictions in accordance with its existing practices and procedures relating to assets of the nature and character of the Assets, except as expressly provided otherwise in this Agreement or the Indenture (such standard of care, the “Standard of Care”); provided that the Collateral Manager shall not be liable for any loss or damages resulting from its failure to satisfy the foregoing standard of care except to the extent such failure would result in liability pursuant to Section 10(a) hereof. Subject to the immediately preceding sentence, the Collateral Manager shall follow its customary policies, standards and procedures in performing its duties hereunder.

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The Collateral Manager agrees to implement the Investment Procedures for the review and approval process for the establishment of portfolio management parameters and the acquisition of Assets as described in Schedule I.

(c)                Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i)                 The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Authorized Officer’s certificates) as are expressly required hereunder or under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other securities and assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the Eligibility Criteria and other requirements in the Indenture.

The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture or in any other Transaction Document.

The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement, in the Indenture and in any other Transaction Document, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received in the performance of its obligations under the Indenture and hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture or any other Transaction Document and relating to any Collateral Obligation, Equity Security or Eligible Investment.

The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the officers of the Issuer might or could do in respect of the actions taken by such attorney-in-fact (or any substitute), as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of the Collateral Manager’s services under this Agreement or under the Indenture or under any other Transaction Document, subject in each case to the applicable terms of this Agreement, the Indenture and each other Transaction Document.

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The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Equity Security or Eligible Investment, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request.

Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent winding-up or bankruptcy of the Issuer.

Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14.

Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement, the Indenture and each other Transaction Document.

(ii)               The Collateral Manager shall negotiate on behalf of the Issuer with prospective originators, sellers or purchasers of Collateral Obligations or Eligible Investments as to the terms relating to the acquisition, sale or other dispositions thereof.

(iii)             Subject to any applicable terms of the Collateral Administration Agreement, the Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture.

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The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv)             The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is available to it, any information concerning whether a Collateral Obligation has become a Defaulted Obligation, a Current Pay Obligation, a Credit Risk Obligation or a Credit Improved Obligation. In connection with the acquisition of any Collateral Obligation, the Collateral Manager shall ensure that the Origination Requirement is satisfied.

(v)               The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, direct the Trustee to take, or take on behalf of the Issuer, as applicable, any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment (as applicable):

(A)             purchase or otherwise acquire such Collateral Obligation, Equity Security or Eligible Investment;

(B)              retain such Collateral Obligation, Equity Security or Eligible Investment;

(C)              sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment (including any assets received by way of Offers, workouts and restructurings on assets owned by the Issuer) in the open market or otherwise;

(D)             if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E)              if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer and give or refuse to give any notice or direction;

(F)               retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G)             call or waive any default with respect to any Defaulted Obligation;

(H)             vote to accelerate the maturity of any Defaulted Obligation;

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(I)                participate in a committee or group formed by creditors of an Obligor or an issuer under a Collateral Obligation, Eligible Investment or Equity Security;

(J)                after or in connection with the payment in full of all amounts owed under the Secured Notes and the termination without replacement of the Indenture or in connection with any redemption of the Notes, advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer’s investment portfolio and, if applicable, after discharge of the Indenture, render such assistance as may be reasonably necessary or reasonably required by the Issuer in connection with such liquidation or any actions necessary to effectuate a redemption of the Notes;

(K)             advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(L)              provide strategic and financial planning advice (including advice on utilization of assets) and prepare financial statements and other similar reports; and

(M)            exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Instruments of the Obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or of the Indenture which the Collateral Manager reasonably determines to be in the best interests of the Issuer.

(vi)             The Collateral Manager may:

(A)             retain accounting, tax, counsel and other professional services on behalf of the Issuer as may be needed by the Issuer; and

(B)              consult on behalf of the Issuer with S&P at such times as may be reasonably requested thereby and provide S&P with any information reasonably requested in connection with its monitoring of the acquisition and disposition of Collateral Obligations and the maintenance of its ratings of the Secured Notes.

(vii)           In connection with the purchase of any Collateral Obligation by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.

(d)               In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture and the other Transaction Documents; provided that such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound.

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(e)                In providing services hereunder, the Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer or the Collateral Manager and to perform any of its duties hereunder; provided that the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any such duties by third parties, including Affiliates.

(f)                The Collateral Manager shall not be bound to comply with any amendment or supplement to the Indenture until it has received a copy of any such amendment or supplement from the Issuer or the Trustee and, if such amendment or supplement, as described in the next sentence, requires the Collateral Manager’s consent, shall have consented thereto in writing and until such amendment or supplement is in fact validly executed and enforceable. The Issuer agrees that it shall not permit to become effective any amendment or supplement to the Indenture that affects the obligations or rights of the Collateral Manager in any manner including, without limitation, (i) modifying the restrictions on the acquisition and disposition of Collateral Obligations or the definition of “Collateral Obligation,” (ii) expanding or restricting the Collateral Manager’s discretion or (iii) affecting the amount or priority of any fees or other amounts payable to the Collateral Manager in any manner unless, in each case, the Collateral Manager has been given prior written notice of such amendment or supplement and has consented thereto in writing.

Section 3.                Purchase and Sale Transactions; Brokerage.

(a)                The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law.

(b)               The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest prices available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Issuer. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers (provided that none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account). In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager and furnished, in the Collateral Manager’s good faith belief, in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”) or, if Section 28(e) is not applicable, in compliance with the provisions set forth therein. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders placed with respect to the Assets with similar orders being made simultaneously for other Clients of the Collateral Manager or of Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the advantageous selling or purchase price, brokerage commission or other expenses, as well as the availability of such Assets or opportunity for sale on any other basis. In accounting for such aggregated order price, commissions and other expenses may be apportioned on a weighted average basis. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the Clients in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as the same may be amended from time to time) and applicable law.

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(c)                The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(b). The Issuer acknowledges that, on the Closing Date, the Collateral Manager will be the Holder of all of the Subordinated Notes (including Subordinated Notes sufficient to satisfy its obligations as Retention Provider pursuant to the terms of the Retention Letter), and that at any time the Collateral Manager, Affiliates thereof or Clients thereof may acquire other classes of Notes, which may give rise to conflicts of interest between the Collateral Manager’s duties to the Issuer under this Agreement and its duty to such other Clients. Any such Holder of Notes may dispose of such Notes at any time, except that the Collateral Manager shall not transfer its interest in any of the Subordinated Notes other than, subject to its obligations as Retention Provider to retain the Retained Amount pursuant to the Retention Letter, to an Affiliate; provided that the Subordinated Notes may only be transferred if the Collateral Manager provides an Officer’s certificate or Opinion of Counsel that the Collateral Manager will be in compliance with the registration requirements of the Advisers Act after giving effect to such transfer.

(d)               Subject to the Collateral Manager’s execution obligations described herein, including, without limitation, Sections 5(c) and 5(d), compliance with applicable law and compliance with the applicable provisions of the Indenture and the terms of the exemptive relief granted to Garrison Capital Inc. with respect to certain negotiated co-investment transactions, the Collateral Manager may effect transactions with the Issuer or its Affiliates (i) on an agency basis or (ii) on a principal basis where the Collateral Manager or any of its Affiliates sells assets to or purchases assets from the Issuer.

Section 4.                Additional Activities of the Collateral Manager.

(a)                Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Placement Agent, any Holder or their respective Affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, managers, shareholders, directors, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

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(i)                 serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any Obligor or issuer in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(ii)               to the extent permitted by applicable law, receive fees for services of whatever nature rendered to the Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(iii)             be retained to provide services unrelated to this Agreement to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;

(iv)             be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any Obligor or issuer of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(v)               subject to Section 3(b) and Section 5, applicable law and the applicable provisions of the Indenture sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation or Equity Security from, the Issuer while acting in the capacity of principal or agent;

(vi)             underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment;

(vii)           serve as a member of any “creditors’ board”, “creditors’ committee” or similar creditor group with respect to any Collateral Obligation, Defaulted Obligation, Eligible Investment or Equity Security; or

(viii)         act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or investment vehicles.

(b)               The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that many firms implement to separate individuals who make investment decisions from others who might possess applicable material, non-public information. The Issuer acknowledges that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due, among other things, to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information and certain restrictions of the Investment Company Act regarding co-investments with Affiliates. The Collateral Manager will not have any liability to the Issuer or any Holder of any Note for the failure to disclose such information or for taking, or failing to take, any action based upon such information or restrictions.

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(c)                Subject to applicable law, including the Investment Company Act, the Collateral Manager or any of its Affiliates may acquire or sell assets, for its own account or for the accounts of its Clients, without either requiring or precluding the acquisition or sale of such assets for the account of the Issuer. Such investments may be the same as or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another Client of the Collateral Manager, the Collateral Manager will allocate investment opportunities across such entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) any applicable requirements of the Advisers Act and (3) if and to the extent applicable, certain restrictions of the Investment Company Act regarding co-investments with Affiliates and the terms of the exemptive relief granted to Garrison Capital Inc. with respect to certain negotiated co-investment transactions.

(d)               The Issuer acknowledges and agrees that the Collateral Manager and its Affiliates may invest for their own accounts or for the accounts of others in certain assets that would be appropriate investments for the Issuer. The Issuer acknowledges that the Collateral Manager and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors and issuers with respect to the Collateral Obligations included in the Assets.

(e)                It is understood that, subject to applicable law, including the Investment Company Act and the requirements of the Collateral Manager’s exemptive order regarding certain negotiated co-investment transactions, (i) the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the Obligor or issuer of the Collateral Obligations or the Eligible Investments; (ii) the Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets; and (iii) nothing in the Indenture and this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, including the Investment Company Act and the requirements of the Collateral Manager’s exemptive order regarding certain negotiated co-investment transactions, the Collateral Manager, its Affiliates or their respective Related Persons or any member of their families or a person or entity advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder.

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Section 5.                Certain Conflicts of Interest.

(a)                The Issuer understands that the Collateral Manager and its Affiliates may have economic interests in (including, without limitation, controlling equity interests or other equity or debt interests), be lenders to, receive payments from, render services to, engage in transactions with or have other relationships with Obligors and issuers with respect to the Collateral Obligations included in the Assets. In particular, subject to applicable law, the Collateral Manager and its Affiliates may make and/or hold investments in an Obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such Obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other Clients (including obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships. In addition, individuals who are partners, managers, members, shareholders, directors, officers, employees or agents of the Collateral Manager or of one or more of its Affiliates may serve on boards of directors of, or otherwise have ongoing relationships with, such Obligors and issuers. As a result, such individuals may possess information relating to Obligors and issuers of Collateral Obligations that is (a) not known to or (b) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

(b)               The Issuer agrees that neither the Collateral Manager nor any of its Affiliates is under any obligation to offer all investment opportunities of which they become aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by them from any such transaction. The Issuer understands that the Collateral Manager and/or its Affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer. Furthermore, the Collateral Manager and/or its Affiliates may make an investment on their own behalf or on behalf of any Client without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients. The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its Affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Issuer. The Issuer agrees that the Collateral Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of its Affiliates or the account of any other Client.

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(c)                Subject to the provisions of the Indenture, this Agreement and applicable law, the Collateral Manager is hereby authorized to effect client cross-transactions in which the Collateral Manager causes a purchase or sale of a Collateral Obligation or Eligible Investment or a sale of an Equity Security to be effected between the Issuer and another account advised by the Collateral Manager or any of its Affiliates. In addition, except as otherwise permitted pursuant to Section 2, with the prior authorization of the Issuer, which authorization is hereby given and may be revoked at any time, the Collateral Manager is authorized to enter into agency cross-transactions in which the Collateral Manager or any of its Affiliates act as broker for the Issuer and for the other party to the transaction, to the extent permitted under applicable law, in which case the Collateral Manager or any such Affiliate will receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to the transaction.

(d)               Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(d) and the covenants set forth in this Section 5, the Collateral Manager is hereby authorized to effect Principal Transactions where the Issuer may invest in securities of issuers in which the Collateral Manager and/or its Affiliates have a debt, equity or participation interest, in each case in accordance with applicable law. A “Principal Transaction” is a transaction in which the Collateral Manager or any of its Affiliates sells assets to or purchases assets from the Issuer.

(e)                The Issuer acknowledges that the Collateral Manager or its Affiliates will acquire all of the Subordinated Notes and that the Collateral Manager, Affiliates thereof or Clients thereof may acquire Secured Notes. In certain circumstances, the interests of the Issuer and/or the Holders with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of the Collateral Manager, its Affiliates or some of its other Clients. The Issuer hereby acknowledges that various potential and actual conflicts of interest do or may exist with respect to the Collateral Manager as described in this Agreement and in the Final Offering Circular; provided that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth herein, in the Indenture or under applicable law.

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Section 6.                Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Section 10.12 of the Indenture at any time during normal business hours and upon not less than five Business Days’ prior notice; provided that any books or records provided or made available to such representatives do not contain confidential information concerning other Clients of the Collateral Manager or if so that such information is removed or redacted as appropriate prior to its release; and provided further that such representatives prior to having access to such books or records sign any confidentiality agreement reasonably required by the Collateral Manager concerning information reasonably deemed confidential by the Collateral Manager.

If requested by any of the Holders of the Class A-1 Notes, the Collateral Manager shall participate in a meeting with the Holders of the Class A-1 Notes once during each fiscal year of the Collateral Manager, to be held at a location in New York City and at a time reasonably determined by the Collateral Manager; provided that such meeting shall be combined with any meeting that is held pursuant to Section 11(b) of the Sub-Collateral Management Agreement dated September 29, 2016 between the Collateral Manager and Garrison Capital Advisers LLC (the “Sub-Collateral Management Agreement”) such that no more than one such meeting under this Agreement and the Sub-Collateral Management Agreement shall be held during any fiscal year of the Collateral Manager.

If requested by any of the Holders of the Class A-1 Notes, the Collateral Manager shall (i) make requests of Garrison Capital Advisers LLC, as sub-adviser under the Sub-Collateral Management Agreement (the “Sub-Adviser”), which the Collateral Manager is permitted to make pursuant to Section 11 of the Sub-Collateral Management Agreement and (ii) use commercially reasonable efforts to cause the Sub-Adviser to comply with its duties and covenants specified in Section 11 of the Sub-Collateral Management Agreement, in each case, on the terms (and in accordance with the conditions) specified therein.

The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (a) with the prior written consent of the Issuer, (b) such information as S&P shall reasonably request in connection with its rating of the Secured Notes or in supplying credit estimates on any Collateral Obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates, (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates or (iii) the Irish Stock Exchange, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document, (h) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or their Related Persons in connection with their marketing activities.

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For purposes of this Section 6, the Holders, the Trustee, the Calculation Agent and the Collateral Administrator shall not be considered “non-affiliated third parties.”

Notwithstanding the foregoing, it is agreed that the Collateral Manager (and with respect to clause (e) of this sentence, each of its respective employees, representatives or other agents) may disclose (a) that it is serving as collateral manager of the Issuer, (b) the nature, aggregate principal amount and overall performance of the Issuer’s assets, (c) the amount of earnings on the Assets, (d) such other information about the Issuer, the Assets and the Notes as is customarily disclosed by managers of collateralized loan obligations and (e) to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure.

Section 7.                Obligations of Collateral Manager.

In accordance with the Standard of Care set forth in Section 2(b), the Collateral Manager shall not intentionally take any action that it knows would (a) cause the Issuer to elect to be treated as a corporation for U.S. federal income tax purposes, (b) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, or to the extent consented to by the Collateral Manager, amendments thereto, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to the Issuer, and in each case, the violation of which would have a Material Adverse Effect, (d) require registration of the Issuer, the Co-Issuer or the pool of Assets as an “investment company” under Section 8 of the Investment Company Act or (e) knowingly and willfully adversely affect the interests of the Issuer in the Assets in any material respect (other than (i) as expressly permitted hereunder or under the Indenture or (ii) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its Standard of Care).

If the Collateral Manager is ordered by the Issuer or the requisite Holders to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer and the Trustee that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Issuer then requests the Collateral Manager to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (i) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and shareholders, partners, members, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (ii) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an opinion of counsel (from outside counsel reasonably satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager.

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Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

Section 8.                Compensation.

(a)                As compensation for the performance of its obligations as Collateral Manager, the Collateral Manager will be entitled to receive a fee on each Payment Date (in accordance with the Priority of Payments), which will consist of the Senior Collateral Management Fee and the Subordinated Collateral Management Fee (collectively, the “Collateral Management Fee”).

The Senior Collateral Management Fee (the “Senior Collateral Management Fee”) will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.25%, each per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Senior Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager hereunder.

The Subordinated Collateral Management Fee (the “Subordinated Collateral Management Fee”) will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.35%, each per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Collateral Management Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager hereunder.

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(b)               The Collateral Management Fee is payable on each Payment Date in accordance with the Priority of Payments only to the extent that sufficient Interest Proceeds or Principal Proceeds are available. To the extent they are not paid on any Payment Date when due, the Senior Collateral Management Fee and the Subordinated Collateral Management Fee will be deferred and will be payable on subsequent Payment Dates on which any funds are available therefor in accordance with the Priority of Payments, without interest.

(c)                The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to waive all or any portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager by delivering written notice thereof to the Trustee no later than the Determination Date immediately prior to such Payment Date. Any election to waive the Collateral Management Fee may also take the place of written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time.

(d)               In addition, the Collateral Manager may, in its sole discretion, elect to defer payment of any or all of its Senior Collateral Management Fee or Subordinated Collateral Management Fee otherwise due and payable on any Payment Date (respectively, the “Current Deferred Senior Collateral Management Fee” and the “Current Deferred Subordinated Collateral Management Fee” and, collectively, the “Current Deferred Collateral Management Fee”).  Any Current Deferred Collateral Management Fee for such Payment Date will be distributed as Interest Proceeds or, at the option of the Collateral Manager, as Principal Proceeds.  After such Payment Date, any Current Deferred Collateral Management Fee will be added to the cumulative amount of the Senior Collateral Management Fee or the Subordinated Collateral Management Fee, as applicable, which the Collateral Manager has elected to defer on prior Payment Dates and which has not been repaid (respectively, the “Cumulative Deferred Senior Collateral Management Fee” and the “Cumulative Deferred Subordinated Collateral Management Fee” and, collectively, the “Cumulative Deferred Collateral Management Fee”). Any Cumulative Deferred Collateral Management Fee will be payable, without interest, on any subsequent Payment Date at the election of the Collateral Manager to the extent funds are available for such purpose in accordance with the Priority of Payments.  Any election to defer the Collateral Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time except during the period between a Determination Date and Payment Date.

(e)                If this Agreement is terminated pursuant to Section 14 hereof or otherwise or if the Collateral Manager resigns, is removed or assigns this Agreement in accordance with the terms hereof, the Collateral Management Fee shall be accrued from the Payment Date occurring on or immediately prior to the date of such resignation, removal or assignment and shall be due and payable together with all other amounts owing to such predecessor Collateral Manager under this Agreement or the Indenture on the first Payment Date following the date of such resignation, removal or assignment, subject to the Priority of Payments described in the Indenture.

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(f)                Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available pursuant to the terms of the Indenture to pay such amounts in accordance with the Priority of Payments.

Section 9.                Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture and the other Transaction Documents applicable to it. The Collateral Manager agrees and consents to the provisions contained in Article XV of the Indenture. In addition, the Collateral Manager acknowledges the pledge by the Issuer of this Agreement under the granting clause of the Indenture.

Section 10.            Limits of Collateral Manager Responsibility.

(a)                Notwithstanding anything in this Agreement to the contrary, none of the Collateral Manager, its Affiliates or their respective Related Persons assumes any responsibility under this Agreement, other than the Collateral Manager’s assumption of its responsibility to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it in good faith, subject to the Standard of Care described in Section 2(b). The Collateral Manager shall not be responsible for any action or inaction of the Issuer, the Trustee or any other Person in following or declining to follow any advice, recommendation or direction of the Collateral Manager, including as set forth in Section 7. Notwithstanding anything in this Agreement to the contrary, the Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, any Holder, the Placement Agent, any of their respective Affiliates, or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of or with respect to any investment or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager or any of its Related Persons, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) caused by (x) an untrue statement of a material fact included in the Collateral Manager Information or (y) the omission by the Collateral Manager of a material fact necessary to make the statements in the Collateral Manager Information, in light of the circumstances in which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). Notwithstanding any provision herein or in the Indenture to the contrary, the Collateral Manager shall not be liable for any consequential, indirect, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture regardless of whether such losses or damages are foreseeable and regardless of the form of action. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

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(b)               (i) The Issuer shall indemnify and hold harmless (the Issuer in such case, the “Collateral Manager Indemnifying Party”) the Collateral Manager, its Affiliates and their respective Related Persons (each, in such case, an “Issuer Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each Issuer Indemnified Party for all reasonable fees and expenses incurred by any such Issuer Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Notes (including, without limitation, any untrue statement of material fact contained in the Final Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, other than the Collateral Manager Information), the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Issuer Indemnified Party; provided that such Issuer Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any act or omission by such Issuer Indemnified Party that constitutes a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Issuer Indemnified Party for any Losses or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture.

(ii)               The Collateral Manager shall indemnify and hold harmless (the Collateral Manager in such case, the “Issuer Indemnifying Party” and, together with the Collateral Manager Indemnifying Party, the “Indemnifying Parties” and each, an “Indemnifying Party”) the Issuer, its Affiliates and their respective Related Persons (each, in such case, a “Collateral Manager Indemnified Party” and, together with the Issuer Indemnified Party, the “Indemnified Parties” and each, an “Indemnified Party”) from and against any and all Losses and shall promptly reimburse each such Collateral Manager Indemnified Party for all reasonable Expenses as such Expenses are incurred in investigating, preparing, pursuing or defending any actions in respect of or arising out of any Collateral Manager Breaches; provided that the Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits.

(c)                An Indemnified Party shall (or, with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any Loss giving rise to a claim for indemnification under this Section 10, but failure to so notify the Indemnifying Party or to comply with paragraph (d) below shall not relieve such Indemnifying Party from its obligations under this Section 10 unless and to the extent that such Indemnifying Party did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of material rights and defenses.

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(d)               With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Related Persons of the Collateral Manager or of the Issuer, as applicable, the Collateral Manager or the Issuer, as applicable, shall cause such Indemnified Party to):

(i)                 at the Indemnifying Party’s expense, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii)               at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii)             in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, (A) to participate in the investigation, defense and settlement of such claim, and, (B) to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 10 for any legal fees and expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation, except that, if such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iv)             neither incur any material expense to defend against nor make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which could expose such Indemnified Party to (A) unindemnified liability or (B) only if the Indemnified Party is the Collateral Manager or an Affiliate or Related Person of the Collateral Manager or of an Affiliate thereof, any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full, taking into account the Priority of Payments), nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

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(e)                No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof.

(f)                No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(g)               The compliance of the Collateral Manager’s actions with the provisions of the Indenture and this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Assets on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not purchased or sold on such date); provided that the provisions of the Indenture and this Agreement shall not be deemed breached as a result of changes in value, status or any other conditions of an investment following the date of such action and the Collateral Manager shall not be responsible under this Agreement for the performance of or any losses on the Assets acquired in accordance with this Agreement.

(h)               The Assets shall be held by the Custodian appointed by the Issuer pursuant to the Indenture. The Collateral Manager and its Affiliates shall at no time have custody or physical control of the Assets. The Collateral Manager shall not be liable for any act or omission of the Custodian, the Collateral Administrator, the Calculation Agent or the Trustee or any sub-custodian or other agent appointed by the Calculation Agent or the Issuer. Any compensation owed to the Collateral Administrator, the Trustee or the Calculation Agent for their services to the Issuer shall be the obligation of the Issuer and not the Collateral Manager.

(i)                 Notwithstanding anything in this Agreement to the contrary, the Collateral Manager’s obligations hereunder will be solely the obligations of the Collateral Manager, and the Issuer will not have any recourse to any Related Person of the Collateral Manager, with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

(j)                 The Collateral Manager shall not be responsible for any liability resulting from any failure by the Collateral Manager to fulfill its duties under this Agreement if such liability or failure shall be caused by or directly or indirectly due to a Force Majeure Event, provided that the Collateral Manager shall use commercially reasonable efforts to minimize the effect of the same. As used herein, the term “Force Majeure Event” means such an operation of the forces of nature as reasonable foresight and ability could not foresee or reasonably provide against including but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, fire, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond a party’s control whether or not of the same class or kind as specifically named above.

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(k)               The Collateral Manager shall be entitled to conclusively rely in good faith, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, email, telex or teletype message, statement (which may be made orally or by telephone), order or other document or communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by a Person that the Collateral Manager has no reason to believe is not duly authorized and upon the advice and statements of independent accountants.

(l)                 The Collateral Manager may consult with reputable outside legal counsel as to questions of law pertaining to the performance of its duties hereunder and the advice or any opinion of such counsel on any such question shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 11.            No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12.            Term; Termination.

(a)                This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the Noteholders in accordance with the Indenture, (ii) the payment in full of the Secured Notes, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b), (c), (d), (e) or (f) or Section 14.

(b)               Subject only to clause (c) below, the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Trustee (and the Issuer shall direct the Trustee to distribute a copy of such notice to the Holders within five (5) Business Days of receipt); provided that the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.

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(c)                No resignation or removal of the Collateral Manager pursuant to this Agreement shall be effective until the date as of which a successor Collateral Manager shall have been appointed and approved and has accepted and assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”).

(d)               Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place while any of the Notes are Outstanding, the Issuer shall transmit or cause the Trustee to transmit copies of such notice to the Holders and S&P and shall appoint a successor Collateral Manager in accordance with the procedures set forth in clause (e) below; provided that (i) such successor Collateral Manager has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) such successor Collateral Manager is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) such successor Collateral Manager has agreed to coordinate with the replaced Collateral Manager regarding communications with S&P, (iv) such appointment does not cause or result in the Issuer or the Co-Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act, (v) the Rating Agency Condition has been satisfied with respect to such appointment and (vi) the appointment of which does not subject the Issuer to material adverse tax consequences.

(e)                A Majority of the Subordinated Notes will nominate a successor Collateral Manager that meets the criteria set forth in clause (d) above (other than subclause (v) thereof) within 30 days of initial notice of the resignation or removal of the Collateral Manager and if the Majority of the Controlling Class consents thereto, such proposed successor will be appointed the successor Collateral Manager by the Issuer; provided that the Rating Agency Condition has been satisfied with respect to such appointment. If a Majority of the Subordinated Notes fails to nominate such a successor within 30 days of initial notice of the resignation or removal of the Collateral Manager or if a Majority of the Controlling Class does not consent thereto within ten days of the date of the notice of such nomination, then a Majority of the Controlling Class shall, within 60 days of initial notice of the resignation or removal of the Collateral Manager, nominate a successor Collateral Manager that meets the criteria set forth in clause (d) above (other than subclause (v) thereof). If a Majority of the Subordinated Notes consents to such Controlling Class nominee, such nominee shall be appointed the successor Collateral Manager by the Issuer; provided that the Rating Agency Condition has been satisfied with respect to such appointment. If no successor Collateral Manager is appointed within 90 days with the consent thereto of a Majority of the Controlling Class (if nominated by a Majority of the Subordinated Notes) or the consent thereto of a Majority of the Subordinated Notes (if nominated by a Majority of the Controlling Class) (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, any of the Issuer, the Collateral Manager, a Majority of the Subordinated Notes and the Majority of the Controlling Class shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Manager, in any such case whose appointment shall become effective after such successor has accepted its appointment and assumed all of the Collateral Manager’s duties and obligations pursuant to this Agreement in an Instrument of Acceptance and without the consent of any Holder.

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(f)                The successor Collateral Manager shall be entitled to the Collateral Management Fee set forth in Section 8(a) (and, to the extent such fees are not payable due to insufficient funds, the Collateral Management Fee due and owing to such successor Collateral Manager under Section 8(b)) and no compensation payable to such successor Collateral Manager shall be greater than as set forth in Section 8 without the prior written consent of 100% of the Holders of each Class of Notes (voting separately by Class), including Collateral Manager Notes. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor Collateral Manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any person or entity pass to and be vested in the successor Collateral Manager. The Issuer, the Trustee and the successor Collateral Manager shall take such action (or cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g)               If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (h) below.

(h)               Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 8 (with respect to any accrued and unpaid Collateral Management Fee) 10, 12(g), 15, 17, and 21 through 27 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13.            Assignments.

(a)                Except as otherwise provided in this Section 13, the Collateral Manager may not assign or delegate (except as provided in Section 2(e)) its rights or responsibilities under this Agreement without (i) satisfaction of the Rating Agency Condition with respect thereto, (ii) providing 30 days’ prior written notice of any proposed assignment or delegation to the Issuer and the Trustee (who shall promptly forward such notice to the Holders of the Notes) and (iii) the approval in writing by (A) a Majority of the Subordinated Notes and (B) for an assignment to any person who is not an Affiliate of the Collateral Manager, a Majority of the Controlling Class.

(b)               The Collateral Manager may without satisfaction of the Rating Agency Condition and without obtaining the consent of the Holders of the Secured Notes, (1) assign any of its rights or obligations under this Agreement to an Affiliate; provided that such Affiliate (i) has demonstrated ability, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement, (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act and (iv) immediately after the assignment, employs principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment not occurred or (2) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its asset management business to, another entity and, at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity has substantially the same investment staff providing investment management services to the Issuer; provided that the Collateral Manager shall deliver prior notice to S&P of any assignment, delegation or combination made pursuant to this sentence. Any assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the Issuer and the Trustee (and the Trustee shall promptly provide a copy thereof to the Holders of the Notes) a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Sections 10, 12(g), 17, 21 through 24, 26 and 27, Section 25 in respect of its acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment. The consent provisions for the approval of an assignee for the Collateral Manager under this Section 13(b) shall not apply in the event of the Collateral Manager’s resignation or removal pursuant to Section 12 or 14, and instead the consent provisions of Section 12 shall govern.

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(c)                This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (1) the Collateral Manager, (2) the Trustee and (3) a Majority of each Class of Notes (voting separately) and (ii) satisfaction of the Rating Agency Condition, except in the case of (x) assignment by the Issuer to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound hereunder or (y) the collateral assignment to the Trustee as contemplated by the granting clause of the Indenture. The Issuer shall simultaneously assign its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture; and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d)               The Issuer shall provide (or cause the Trustee to provide) S&P and the Holders with notice of any assignment pursuant to this Section 13.

Section 14.            Removal for Cause.

(a)                The Collateral Manager may be removed for Cause upon 10 Business Days’ prior written notice by the Issuer or the Trustee (“Termination Notice”) at the direction of a Majority of the Controlling Class (excluding all Collateral Manager Notes) (or, if all of the Notes of the Controlling Class are Collateral Manager Notes, a Majority of the most senior Class of Notes that is not comprised entirely of Collateral Manager Notes) or a Majority of the Subordinated Notes (excluding all Collateral Manager Notes). Simultaneous with its direction to the Issuer to remove the Collateral Manager for Cause, such Majority of the Controlling Class or of the Subordinated Notes, as applicable, shall give to the Issuer and the Trustee a written statement setting forth the reason for such removal (“Statement of Cause”). The Trustee (at the direction of the Issuer) shall distribute a copy of the Termination Notice and the Statement of Cause to the Holders within two (2) Business Days of receipt. No such removal shall be effective (A) until the date as of which a successor Collateral Manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the successor Collateral Manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer and the Trustee as set forth in this Section 14(a). “Cause” means any of the following:

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(i)                 the Collateral Manager shall willfully and intentionally violate or breach any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions or provisions of the relevant Transaction Documents);

(ii)               (A) the Collateral Manager shall breach in any material respect any provision of this Agreement or any terms of the Indenture or any other Transaction Document applicable to it (other than as covered by clause (i) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach could reasonably be expected to have a Material Adverse Effect, and shall not cure such breach (if capable of being cured) within 30 days after the earlier to occur of an Authorized Officer of the Collateral Manager receiving notice or having actual knowledge of such breach, unless, if such breach is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such breach within 60 days of the earlier to occur of such Authorized Officer receiving notice or having actual knowledge thereof; or (B) the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement, the Indenture or any other Transaction Document to be correct in any material respect when made, which failure could reasonably be expected to have a Material Adverse Effect, and no correction is made for a period of 30 days after the Collateral Manager having actual knowledge of, or its receipt of written notice of such failure;

(iii)             the Collateral Manager, Garrison Investment Group LP or Garrison Capital Advisers LLC (collectively, the “Garrison Entities”) is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or any of the Garrison Entities (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of any of the Garrison Entities or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against any of the Garrison Entities and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against any of the Garrison Entities without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

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(iv)             the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) of the Indenture that primarily results from any willful and material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period;

(v)               (A) the occurrence of an act by any of the Garrison Entities that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or any advisory agreement, staffing agreement or similar agreement that is entered into for the benefit of the Collateral Manager or the Issuer (as determined pursuant to a final adjudication by a court of competent jurisdiction) or any of the Garrison Entities being indicted or convicted of a criminal offense materially related to its primary business of providing asset management services, or (B) any officer of any of the Garrison Entities primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted or convicted of a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of ten days after such indictment or conviction;

(vi)             the Collateral Manager consolidates with or merges into any other corporation, partnership, trust or other entity if the survivor of such transaction (A) fails to expressly assume the obligations of the Collateral Manager under this Agreement and the other Transaction Documents and such failure is not corrected by the surviving entity within 30 days or (B) the transaction fails to comply with the provisions of Section 13 and such failure is not corrected by the surviving entity within 30 days; or

(vii)           the inability of the Collateral Manager to perform its duties hereunder and under the Indenture due to termination of, non-performance under, or any other reason relating to any advisory agreement, staffing agreement or other similar agreement that is entered into with any of the Garrison Entities for the benefit of the Collateral Manager or the Issuer and such inability continues for more than 30 days.

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(b)               If any of the events specified in this Section 14 shall occur, the Collateral Manager shall give written notice thereof within three (3) Business Days to the Issuer, the Trustee and S&P; provided that if any of the events specified in Section 14(a)(iii) shall occur, the Collateral Manager shall give written notice thereof within one (1) Business Day to the Issuer, the Trustee, and S&P following the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of the Controlling Class and a Majority of the Subordinated Notes, voting separately by Class, may waive any event described in Section 14 (other than any of the events specified in Section 14(a)(iii)) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14.

(c)                If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

(d)               Notwithstanding any other provision of this Agreement to the contrary, Collateral Manager Notes shall have no voting rights and shall be deemed not to be Outstanding with respect to any vote in connection with (i) a removal of the Collateral Manager for Cause, (ii) a waiver of an event constituting Cause under this Agreement as a basis for termination of this Agreement or removal of the Collateral Manager or (iii) the appointment of an Approved Replacement. The Collateral Manager shall provide notice to the Trustee and the Issuer of any Collateral Manager Notes so held.

Section 15.            Obligations of Resigning or Removed Collateral Manager.

(a)                On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):

(i)                 deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii)               deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Section 12; and

(iii)             agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

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(b)               Notwithstanding such resignation or removal, the Collateral Manager shall remain liable for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16.            Representations and Warranties.

(a)                The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)                 The Issuer has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands, has the full power and authority to own its assets and the obligations and securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Indenture, the Notes or any other Transaction Document require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii)               The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture, the Notes and any other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other Transaction Document to which it is a party and the performance of all obligations imposed upon it hereunder or thereunder. No consent of any other Person including, without limitation, members and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Notes or any other Transaction Document to which the Issuer is a party or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement and all other Transaction Documents to which the Issuer is a party have been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture, the Notes or any other Transaction Document to which the Issuer is a party will be, executed and delivered by an Authorized Officer of the Issuer, and this Agreement or any other Transaction Document to which the Issuer is a party constitute, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder or thereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

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(iii)             The execution, delivery and performance of this Agreement, any other Transaction Document to which the Issuer is a party and the documents and instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)             The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement, the provisions of the Indenture or any other Transaction Document applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(v)               There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement, the Indenture or any other Transaction Document applicable to the Issuer.

(vi)             The Issuer has not engaged in any transaction that would result in the violation of, or require registration as an “investment company” under, the Investment Company Act.

(vii)           The Issuer agrees for the benefit of the Collateral Manager on behalf of the Secured Parties to follow the lawful instructions and directions of the Collateral Manager in connection with the Collateral Manager’s services hereunder.

(viii)         Neither the Issuer nor the pool of Assets is required to register as an “investment company” under the Investment Company Act.

(ix)             The Issuer has taken and will take all reasonable and practicable steps to ensure that the assets of the Issuer do not and will not at any time constitute the assets of any plan subject to the fiduciary responsibility provisions of Title I of ERISA or of any plan subject to Section 4975 of the Code.

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(x)               The Issuer has taken and will take all reasonable and practicable steps to ensure that it does not accept funds, directly or indirectly, from a Person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Asset Control and such other lists of prohibited persons and entities as may be mandated by applicable law or regulation.

(b)               The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i)                 The Collateral Manager is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement and any other Transaction Document to which it is a party would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager, or on the validity or enforceability of this Agreement, the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(ii)               The Collateral Manager has full power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to perform all of its obligations hereunder and under the provisions of the Indenture and such other Transaction Documents applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement and any other Transaction Document to which it is a party on the terms and conditions hereof and thereof and the execution and delivery of this Agreement and any other Transaction Document to which it is a party and the performance of all obligations required hereunder and thereunder applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or any other Transaction Document applicable to it or the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Document applicable to it or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture or any other Transaction Document applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an Authorized Officer of the Collateral Manager, and this Agreement and any other Transaction Document to which it is a party constitute the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

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(iii)             The execution, delivery and performance of this Agreement and the terms of the Indenture and any other Transaction Document applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture or any other Transaction Document to which it is a party.

(iv)             There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture and any other Transaction Document applicable to the Collateral Manager.

(v)               Any information contained in the sections entitled “Summary of Terms—Collateral Manager,” “Risk factors—Relating to Certain Conflicts of Interest—Relating to the Collateral Manager and its Affiliates” and “The Collateral Manager” in the Final Offering Circular, as thereafter amended or supplemented, as of the date of the Final Offering Circular, the Closing Date or as of the date of any such amendment or supplement, as applicable (provided that the Collateral Manager has consented to such amendment or supplement) (collectively, the “Collateral Manager Information”) does not and, as of such dates, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)             The Collateral Manager is not required to register as an investment adviser with the SEC.

(vii)           The Origination Requirement is satisfied.

(c)                The Collateral Manager makes no representation, express or implied, with respect to the Issuer or any disclosure with respect to the Issuer.

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Section 17.            Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes issued under the Indenture; provided that nothing in this Section 17 shall preclude the Collateral Manager from (A) taking any action prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or any Affiliate or (B) commencing against the Issuer or any properties of the Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the members, managers, directors, officers, employees, or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18.            Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a)           If to the Issuer:

Garrison Funding 2016-2 Ltd.
c/o MaplesFS Limited

P.O. Box 1093, Boundary Hall

Cricket Square, George Town

Grand Cayman, KY1-1102, Cayman Islands
Telephone No.: (345) 945-7099
Telecopier No.: (345) 945-7100
Attention: The Directors

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(b)           If to the Collateral Manager:

Garrison Capital Inc.
1290 Avenue of the Americas, Suite 914
New York, New York 10104
Telephone No.: (212) 372-9526
Telecopier No.: (212) 372-9525
Attention: Sujit Sahadevan

with a copy to:

Dechert LLP
100 North Tryon Street
Suite 4000
Charlotte, NC 28202
Telephone No.: (704) 339-3100
Telecopier No.: (704) 339-3101
Attention: John Timperio

(c)           If to the Trustee or the Registrar:

Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, CA 92705
Telephone No.: (714) 247-6000
Telecopier No.: (714) 656-2568
Attention: Structured Credit Services – Garrison Funding 2016-2

(d)           If to the Holders:

At their respective addresses maintained in the Register or otherwise maintained by the Trustee pursuant to the Indenture.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19.            Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

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Section 20.            Entire Agreement; Amendment.

This Agreement, the Indenture, the Sub-Collateral Management Agreement and the Collateral Administration Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified, supplemented or amended other than by an agreement in writing executed by the parties hereto and (other than in respect of a modification or amendment of the type that may be made to the Indenture without consent of any Holders of Secured Notes or Subordinated Notes (it being understood that any proposed modification or amendment to this Agreement of the type that may be made pursuant to Section 8.1 of the Indenture shall be subject to the corresponding notice and Noteholder objection provisions, if any, set forth in Section 8.1 of the Indenture)), with the written consent of (A) (i) a Majority of each Class of Notes entitled to vote or (ii) the percentage sufficient to meet the Holder of Notes requirements for such modification, supplement or amendment if it were made to the Indenture, whichever is greater (it being understood that any proposed modification or amendment to this Agreement of the type that may be made pursuant to Sections 8.1 and 8.2 of the Indenture shall be subject to the corresponding notice and Noteholder objection provisions, if any, set forth in Sections 8.1 and 8.2 of the Indenture), and (B) a Majority of the Subordinated Notes. Any amendment to this Agreement that is not solely to cure an ambiguity or inconsistency or of a formal, minor or technical nature shall be subject to the satisfaction of the Rating Agency Condition in respect thereto.

Section 21.            Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

Section 22.            Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

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Each of the Collateral Manager and the Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office to which notices are sent to it.

Section 23.            Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24.            Conflict with the Indenture.

Except as set forth in Section 2(f), in respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

Section 25.            Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Article XV of the Indenture.

Section 26.            Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27.            Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incidental thereto, shall be paid by the Collateral Manager or an Affiliate thereof. The Issuer will reimburse the Collateral Manager for expenses including fees and out-of-pocket expenses reasonably incurred by the Collateral Manager in connection with services provided after the Closing Date under this Agreement with respect to (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained by the Issuer or the Collateral Manager (on behalf of the Issuer), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all Taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) any fees, expenses or other amounts payable to S&P, (f) any extraordinary costs and expenses incurred by the Collateral Manager in the performance of its obligations under this Agreement and the Indenture, (g) any expenses related to compliance with Rule 17g-5 under the Exchange Act and (h) as otherwise agreed upon by the parties. The Issuer shall be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Issuer’s and Trustee’s respective right, title and interest in and to the Assets (including, without limitation, the security interests provided for in the Indenture). The fees and expenses payable by the Issuer to the Collateral Manager in accordance with this Section 27 shall be paid on any Payment Date as Administrative Expenses in accordance with, and subject to the limitations contained in, the Priority of Payments and shall be subject to the availability of funds thereunder.

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Section 28.            Third Party Beneficiary.

The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement and shall be entitled to rely upon and enforce such provisions of this Agreement (other than Section 20) to the same extent as if each of them were a party hereto. For the avoidance of doubt, amendments to this Agreement may be entered into without the consent of the Trustee.

Section 29.            Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30.            Execution in Counterparts.

This Agreement may be executed in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31.            Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

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Section 32.            Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33. Communications with Rating Agencies.

The Collateral Manager shall, on behalf of the Issuer, take all steps required for the Issuer to comply with its obligations under the Indenture and under rating application letters and any related side letters, in each case in respect of Rule 17g-5 under the Exchange Act.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GARRISON FUNDING 2016-2 LTD.,
as Issuer

By	/s/ Carrie Bunton
Name:	Carrie Bunton
Title:	Director

GARRISON CAPITAL INC., as Collateral Manager

By	/s/ Michael Butler
Name:	Michael Butler
Title:	Secretary

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SCHEDULE I

Investment Procedures:

For so long as Garrison Capital Inc. is the Collateral Manager, all decisions regarding the acquisition of Collateral Obligations and the formulation of portfolio management parameters will require the consent of representatives of an investment committee (the “Investment Committee”) of Garrison Capital Inc. as set forth herein. The Investment Committee will be responsible for, inter alia, (1) formulating portfolio management parameters for the Issuer (including as to acquisition and disposition of Assets) for purposes of the Indenture and the other Transaction Documents and (2) credit review of all Collateral Obligations proposed to be acquired by the Issuer. If the Investment Committee approves the acquisition of a Collateral Obligation, the Collateral Manager may (but need not) acquire such Collateral Obligation on behalf of the Issuer at such time as it deems appropriate. No Collateral Obligation may be acquired or committed to be acquired by the Issuer (or the Collateral Manager on its behalf) without approval from the Investment Committee.

The Investment Committee shall communicate and meet (including telephonically or using other electronic means) as needed in connection with reviewing Collateral Obligations proposed to be acquired by the Issuer. The members of the Investment Committee taking part in any such communication or meeting will be entitled under the Collateral Management Agreement to indemnification by the Issuer under certain circumstances.

The Investment Committee need not approve the disposition of any Collateral Obligation of the Issuer directed by the Collateral Manager in accordance with the Indenture and the other Transaction Documents or, except as expressly provided in the second preceding paragraph, the taking of any other action by the Collateral Manager or the Issuer. The Investment Committee may provide to the Collateral Manager input on Collateral Obligation dispositions or any other investment-related issue of the Issuer.

Sch. I-1